Exhibit 10.1

AMENDMENT TO THE

IHEARTMEDIA, INC. 2021 LONG-TERM INCENTIVE AWARD PLAN

THIS AMENDMENT TO THE IHEARTMEDIA, INC. LONG-TERM INCENTIVE AWARD PLAN (this “Amendment”) is made and adopted by iHeartMedia, a Delaware corporation (the “Company”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Plan (as defined below).

RECITALS

WHEREAS, the Company maintains the iHeartMedia, Inc. 2021 Long-Term Incentive Award Plan (as amended from time to time, the “Plan”);

WHEREAS, the Board of Directors of the Company (the “Board”) has delegated authority to its Compensation Committee to serve as the “Administrator” of the Plan (as defined in and within the meaning of the Plan) and, pursuant to Section 3.2 of the Plan, the Board may re-vest in itself the authority to serve as the Administrator of the Plan at any time;

WHEREAS, pursuant to Section 10.4 of the Plan, the Plan may be amended by the Administrator at any time and for any reason, subject to the terms of the Plan; and

WHEREAS, the Board has adopted this Amendment, subject to approval by the stockholders of the Company within twelve months following the date of such action.

NOW, THEREFORE, in consideration of the foregoing, the Company hereby amends the Plan as follows, subject to approval by the stockholders of the Company within twelve months following the date of Board adoption of this Amendment:

1.	Section 4.3 of the Plan is hereby amended and restated in its entirety to read as follows:

“4.3 Incentive Stock Option Limitations. Notwithstanding anything to the contrary herein, no more than 19,000,000 Shares may be issued pursuant to the exercise of Incentive Stock Options.”

2.	Section 10.3 of the Plan is hereby amended and restated in its entirety to read as follows.

“10.3 Effective Date and Term of Plan. Unless earlier terminated by the Board, the Plan will become effective on the date the Company’s stockholders approve the Plan and will remain in effect until the tenth anniversary of May 18, 2023, but Awards previously granted may extend beyond that date in accordance with the Plan. Notwithstanding anything to the contrary in the Plan, an Incentive Stock Option may not be granted under the Plan after 10 years from March 28, 2023.”

3.	Section 11.26 of the Plan is hereby amended and restated in its entirety to read as follows:

“11.26 “Overall Share Limit” means the (a) sum of 19,000,000 Shares and (b) Shares which, as of the original effective date of the Plan (the “Effective Date”), are subject to Prior Plan Awards which, on or following such date, become available for issuance under the Plan pursuant to Article IV (which aggregate number added to the Overall Share Limit shall not exceed 10,743,222 Shares).”

4.

This Amendment shall be and is hereby incorporated in and forms a part of the Plan; provided that the Amendment shall be subject to approval by the stockholders of the Company within twelve (12) months of the date hereof.

5.	Except as expressly provided herein, all other terms and provisions of the Plan shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, I hereby certify that this Amendment was duly adopted by the Board of Directors of iHeartMedia, Inc. on March 28, 2023 and was approved by the stockholders of iHeartMedia, Inc. on May 18, 2023.

iHeartMedia, Inc.

By:	/s/ Jordan Fasbender
Jordan Fasbender
Executive Vice President, General Counsel and Secretary

Date: 5/18/2023